
<ARTICLE>           5
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
condensed  consolidated  statement of deficiency in net assets in liquidation as of November  30, 2000 and is  qualified  in its  entirety by  reference  to such financial statement. The aforementioned statement is unclassified and states the net assets in liquidation but does not contain equity accounts.
</LEGEND>

<CIK>                       0000853697
<NAME>                      RSI Holdings, Inc.



<FISCAL-YEAR-END>                                      AUG-31-2001
<PERIOD-START>                                         SEP-01-2000
<PERIOD-END>                                           NOV-30-2000
<PERIOD-TYPE>                                          3-MOS

<CASH>                                                              7,000
<SECURITIES>                                                            0
<RECEIVABLES>                                                       3,000
<ALLOWANCES>                                                            0
<INVENTORY>                                                             0
<CURRENT-ASSETS>                                                   10,000
<PP&E>                                                             11,000
<DEPRECIATION>                                                          0
<TOTAL-ASSETS>                                                     21,000
<CURRENT-LIABILITIES>                                             616,000
<BONDS>                                                                 0
<COMMON>                                                                0
<PREFERRED-MANDATORY>                                                   0
<PREFERRED>                                                             0
<OTHER-SE>                                                       (595,000)
<TOTAL-LIABILITY-AND-EQUITY>                                       21,000
<SALES>                                                                 0
<TOTAL-REVENUES>                                                        0
<CGS>                                                                   0
<TOTAL-COSTS>                                                           0
<OTHER-EXPENSES>                                                        0
<LOSS-PROVISION>                                                        0
<INTEREST-EXPENSE>                                                      0
<INCOME-PRETAX>                                                         0
<INCOME-TAX>                                                            0
<INCOME-CONTINUING>                                                     0
<DISCONTINUED>                                                          0
<EXTRAORDINARY>                                                         0
<CHANGES>                                                               0
<NET-INCOME>                                                            0
<EPS-BASIC>                                                             0
<EPS-DILUTED>                                                           0

Footnotes:

Other stockholders' equity includes adjustments for accruals and costs expected to be incurred during the remaining period of liquidation in the amount of 45,000.




